EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of our report dated April 2, 2018, relating to the financial statements of Social Reality, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of Social Reality, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

//s// RBSM LLP

New York, New York

April 27, 2018